                                                                    EXHIBIT 99-A




                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549




                               ------------------


                                   FORM 11-K



                               ------------------



                                 ANNUAL REPORT


                       Pursuant to Section 15 (d) of the
                        Securities Exchange Act of 1934


                            The Liberty Corporation
                          2000 Wade Hampton Boulevard
                       Greenville, South Carolina  29615


                      For the Year Ended December 31, 1993



                               ------------------



                            THE LIBERTY CORPORATION
                        AND ADOPTING RELATED EMPLOYERS'
                               401(K) THRIFT PLAN



                            The Liberty Corporation
                          2000 Wade Hampton Boulevard
                       Greenville, South Carolina  29615





                                      -1-

Item 1.  Changes in the Plan

None.


Item 2.  Changes in Investment Policy

None.


Item 3.  Contributions Under the Plan

Contributions under the Plan by The Liberty Corporation (the "Company") and its participating subsidiaries (the Company and the participating subsidiaries being collectively referred to as the "employers") are measured by reference to the employees' contributions which may be on a pre-tax or after-tax basis. Employer matching contributions are made only on pre-tax employee contributions in accordance with a formula set each year by the employer's board of directors. During 1993, the Company and all participating subsidiaries, contributed an amount equal to 100% of a participant's pre-tax contribution, up to a maximum of 3% of the participant's compensation.

Employer matching contributions totaling $2,052,000 in 1993, $1,655,000 in 1992, $1,388,000 in 1991, $1,298,000 in 1990, and $1,373,000 in 1989 were credited to the accounts of participating employees.


Item 4.  Participating Employees

There were 1,975 enrolled participants in the Plan as of December 31, 1993.





                                      -2-

Item 5.  Administration of the Plan

(a) Parties responsible for the administration of the Plan are: (1) the Plan Committee, made up of at least three members named by the Company, (2) the Trustee and (3) the Plan Administrator which is named by the Plan Committee.

         The Plan Committee is responsible for the administration and operation of the Plan, except as to responsibilities which have been specifically assigned to the Trustee, to an Investment Manager, or to the Plan Administrator. Present members of the Plan Committee, their positions with the Company and its subsidiaries, and their addresses are as follows:


                Jennie M. Johnson
                Vice President, Planning
                The Liberty Corporation
                P.O. Box 789
                Greenville, South Carolina  29602

                Porter B. Rose
                President
                Liberty Investment Group, Inc.
                Chairman of the Board
                Liberty Capital Advisors, Inc.
                Liberty Properties Group, Inc.
                P.O. Box 789
                Greenville, South Carolina  29602

                William C. Schulze
                Vice President, Human Resources
                Liberty Life Insurance Company
                P.O. Box 789
                Greenville, South Carolina  29602

                Neil Smith
                Vice President, Controller
                Cosmos Broadcasting Corporation
                P.O. Box 789
                Greenville, South Carolina  29602

                Martha G. Williams
                Vice President, General Counsel and Secretary
                The Liberty Corporation
                P.O. Box 789
                Greenville, South Carolina  29602





                                      -3-

         The Trustee is responsible for the management, investment and control of the assets of the Trust established by the Plan, and for the disbursements of benefits therefrom, except to the extent that the Trustee may be relieved of investment responsibility by the appointment of an Investment Manager or by direction of the Plan Committee. The present Trustee is Wachovia Bank of NC, N.A., P.O. Box 3099, Winston-Salem, North Carolina 27102. Wachovia Bank of NC, N.A., is also trustee under Profit-Sharing Plans maintained by the Company and its subsidiaries for employees. Neuberger & Berman Pension Management, Inc. ("Neuberger & Berman") is Investment Manager of a portion of the Common Stock Fund, one of the four funds comprising the Plan (see page 9, Notes to Financial Statements - Description of Plan for further details). Neuberger & Berman's address is 522 Fifth Avenue, New York, New York 10036. Hellman, Jordan Management Company, Inc. ("Hellman, Jordan") is also Investment Manager of a portion of the Common Stock Fund. Their address is P.O. Box 389, Boston, MA 02101. Wachovia has investment responsibility for one of the Plan's other three funds, The Liberty Corporation Stock Fund. Liberty Capital Advisors, Inc., a subsidiary of the Company and a participating employer of the Plan, was given investment responsibility of the Plan's Money Market Fund, effective January 1, 1988 and of the Plan's Intermediate Bond Fund, effective July 1, 1990. Liberty Capital Advisor's address is Post Office Box 789, Greenville, South Carolina 29602.

         The Plan Administrator is currently an Administrative Committee which is responsible for the daily administration and operational functions of the Plan, including filing all reports with governmental agencies, providing Plan participants with information, preparing year-end reports to participants, maintaining all required records, interpreting the provisions of the Plan and settling disputes over the rights of employees, participants and beneficiaries. Present members of the Administrative Committee, their positions with the Company and its Subsidiaries, and their addresses are as follows:

                 Mary Anne Bunton, Assistant Vice President of the Benefits Department of The Liberty Corporation, whose address is P.O. Box 789, Greenville, South Carolina 29602

                 Susan E. Cyr, Counsel and Assistant Secretary of the Legal Department of The Liberty Corporation, whose address is P.O. Box 789, Greenville, South Carolina 29602

         The Plan Committee members, the Trustee and the Administrative Committee members do not have any positions or offices with the Company or any of its affiliates except as indicated above.

(b) For the year ended December 31, 1993, expenses of administration of the Plan of approximately $227,000, including fees and expenses of the Trustee and two of the Investment Managers, Neuberger & Berman and Hellman, Jordan, were paid out of the assets of the Plan. Expenses of Liberty Capital Advisors were paid by the employers rather than out of the Plan assets.

Item 6.  Custodian of Investments

(a) Wachovia Bank of NC, N.A., P.O. Box 3099, Winston-Salem, North Carolina 27102 serves as Trustee of the Plan and the assets of the Plan.

(b) The Trustee received compensation from the assets of the Plan of $25,969 during the year ended December 31, 1993.

(c)      No bond was furnished by the custodian (Wachovia).


                                      -4-
                                      225

Item 7.  Reports to Participating Employees

Each Plan participant receives a quarterly statement showing the balance in his Plan account (including a breakdown of the amounts invested in each investment medium offered), amounts contributed by him and by his Employer, dividends, interest and other gains credited to his account, any amounts forfeited or otherwise charged against his account, and additional shares purchased if the employee has elected to have some or all of his and his Employer's contributions invested in the Company's stock. These individualized reports, a copy of the proxy statement and a copy of the annual report are the reports that were distributed to Plan participants during the year ended December 31, 1993.


Item 8.  Investment of Funds

(a) Employee contributions and matching Employer contributions may be invested in increments of 25% in: the Liberty Corporation Stock Fund which consists solely of Company common stock, the Money Market Fund which consists of various money market instruments and U.S. Government securities, the Intermediate Bond Fund which consists of intermediate
         - term government and good quality corporate bonds, or the Common Stock Fund which consists of high quality common stock or securities convertible into common stock, other than Company stock. For the years ended December 31, 1993, 1992, and 1991, there were no brokerage commissions paid by the Plan for the Intermediate Bond Fund and the Money Market Fund, but there were brokerage commissions paid by the Plan for the Common Stock Fund.

(b) No brokerage transactions effected for the Plan, during the three years ended December 31, 1993, were directed to brokers because of research services provided.


Item 9.  Financial Statements and Exhibits
- ------------------------------------------
                                                                                                      Page No.
                                                                                                      --------
(a)      Financial Statements
           Report of Independent Auditors                                                                6
                 (The Consent of Independent Auditors is Exhibit 24 of
                  the Form 10-K of which this report is also an exhibit.)

         Statements of Net Assets Available for Plan Benefits -
           December 31, 1993 and 1992                                                                    7

         Statements of Changes in Net Assets Available for Plan
           Benefits - For the Years Ended December 31, 1993 and 1992                                     8

         Notes to Financial Statements - December 31, 1993                                             9 - 13

         Schedule of Assets Held for Investments - December 31, 1993                                  14 - 15

         Schedule of Transactions or Series of Transactions in Excess
           of 5% of the Current Value of Plan Assets - December 31, 1993                                16

(b)      Exhibits

           None





                                      -5-
                                      226

REPORT OF INDEPENDENT AUDITORS

To the Administrative Committee of The Liberty Corporation and the Adopting Related Employers' 401(k) Thrift Plan and Board of Directors
The Liberty Corporation

We have audited the accompanying statements of net assets available for plan benefits of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion of the financial statements taken as a whole. The accompanying supplemental schedules of net assets held for investments as of December 31, 1993, and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 financial statements taken as a whole.


                                                    /s/ Ernst & Young


Greenville, South Carolina
March 11, 1994



                                     -6-

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           DECEMBER 31, 1993 and 1992
                                  (In $000's)


                                                                       1993
                                             ----------------------------------------------------------
                                               Liberty      Money        Common      Inter.
                                                Stock       Market       Stock       Bond
                                                 Fund        Fund         Fund       Fund       Total
                                             ---------    ---------    ---------   ---------   --------
ASSETS
  Cash                                       $      --     $     --     $      4   $     --   $      4
  Investments
    Short-term investments
      (total cost of $5,956 in
      1993 and $6,776 in 1992)                      --        2,834        1,529      1,593      5,956
    The Liberty Corporation
      common stock (total cost of
      $7,611 in 1993 and $5,352
      in 1992)                                   7,913           --           --         --      7,913
    Other common stocks
      (total cost of $14,088 in 1993
        and $10,439 in 1992)                        --           --       16,661         --     16,661
    Convertible preferred stocks
      (total cost of $259 in 1992)                  --           --           --         --         --
    Securities of US government
      and agencies (total cost of $9,149
      in 1993 and $7,231 in 1992)                   --        6,411           --      2,889      9,300
  Due from broker for securities sold                2          252          229         --        483
  Participant loans receivable                     730          838        1,136        111      2,815
  Accrued investment income                         43          115           16         45        219
                                             ---------     --------     --------   --------   --------
                                                 8,688       10,450       19,575      4,638     43,351
                                             ---------     --------     --------   --------   --------
LIABILITIES
  Expenses payable                                  10           13           24          6         53
  Due to broker for securities
    purchased                                       90           --          291        252        633
                                             ---------     --------     --------   --------   --------

NET ASSETS AVAILABLE FOR                     $   8,588     $ 10,437     $ 19,260   $  4,380   $ 42,665
  PLAN BENEFITS                              =========     ========     ========   ========   ========



                                                                       1992
                                             ----------------------------------------------------------
                                               Liberty      Money        Common      Inter.
                                               Stock        Market        Stock      Bond
                                                Fund         Fund          Fund      Fund       Total
ASSETS                                       ---------    ---------    ---------   ---------  ---------
  Cash                                       $      --     $     20     $      2   $      6   $     28
  Investments
    Short-term investments
      (total cost of $5,956 in
      1993 and $6,776 in 1992)                     111        3,547        2,291        827      6,776
    The Liberty Corporation
      common stock (total cost of
      $7,611 in 1993 and $5,352
      in 1992)                                   7,236           --           --         --      7,236
    Other common stocks
      (total cost of $14,088 in 199
        and $10,439 in 1992)                        --           --       13,304         --     13,304
    Convertible preferred stocks
      (total cost of $259 in 1992)                  --           --          342         --        342
    Securities of US government
      and agencies (total cost of $9,149
      in 1993 and $7,231 in 1992)                   --        5,439           --      2,018      7,457
  Due from broker for securities sold
                                                    --           --           --         --         --
  Participant loans receivable                     579          628          924         25      2,156
  Accrued investment income                         36           97           16         23        172
                                             ---------    ---------    ---------   --------   --------
                                                 7,962        9,731       16,879      2,899     37,471
                                             ---------    ---------    ---------   --------   --------
LIABILITIES
  Expenses payable                                   9           12           20          4         45
  Due to broker for securities
    purchased                                       --           --           --         --         --
                                             ---------    ---------    ---------   --------   --------

NET ASSETS AVAILABLE FOR                     $   7,953     $  9,719     $ 16,859   $  2,895   $ 37,426
  PLAN BENEFITS                              =========    =========    =========   ========   ========

See notes to financial statements.



                                      -7-
                                      228

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1993
                                  (In $000's)

                                                                           1993
                                                -----------------------------------------------------------
                                                 Liberty       Money       Common      Inter.
                                                  Stock        Market      Stock        Bond
                                                   Fund         Fund        Fund        Fund        Total
                                                ---------     --------    --------     --------    --------
INVESTMENT INCOME
  Income
    Dividends
      The Liberty Corporation
        common stock                            $   159         --          --            --      $    159
      Other stocks                                   --         --         200            --           200
    Interest on securities                            8        477          69           205           759
    Interest on participant
    loans                                            43         31          74            14           162
    Miscellaneous                                    --         --           5            --             5
                                                -------    -------    --------      --------      --------
        Total Investment Income                     210        508         348           219         1,285

Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments                       (1442)       (23)      1,101           (19)         (383)

CONTRIBUTIONS
  Employer                                          481        452         878           241         2,052
  Employee                                          858        744       1,559           453         3,614
                                                -------    -------    --------      --------      --------

      Total Contributions                         1,339      1,196       2,437           694         5,666
                                                -------    -------    --------      --------      --------

TRANSFERS FROM OTHER QUALIFIED PLANS                212        541         334           313         1,400

TRANSFERS BETWEEN FUNDS                             749       (481)       (793)          525            --

WITHDRAWALS
  Benefits paid                                    (414)      (997)       (853)         (238)       (2,502)

PLAN EXPENSES                                       (19)       (26)       (173)           (9)         (227)
                                                -------    -------    --------      --------      --------

INCREASE (DECREASE) IN NET ASSETS
  AVAILABLE FOR PLAN BENEFITS                       635        718       2,401         1,485         5,239

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT BEGINNING OF YEAR                   7,953      9,719      16,859         2,895        37,426
                                                -------    -------    --------      --------      --------

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT END OF YEAR                       $ 8,588    $10,437    $ 19,260      $  4,380      $ 42,665
                                                =======    =======    ========      ========      ========
See notes to financial statements.

                                                                           1992
                                               -----------------------------------------------------------
                                                 Liberty       Money       Common      Inter.
                                                  Stock        Market      Stock        Bond
                                                   Fund         Fund        Fund        Fund        Total
                                               ---------     --------    --------     --------    --------
INVESTMENT INCOME
  Income
    Dividends
      The Liberty Corporation                   $   123    $    --    $     --      $     --      $    123
        common stock                                 --         --         160            --            16
      Other stocks                                    3        491          71           145            71
    Interest on securities
    Interest on participant                          30         37          64            11           142
    loans                                            --         --          --            --            --
    Miscellaneous                               -------    -------    --------      --------      --------

        Total Investment                            156        528         295           156         1,135
         Income
Net realized and unrealized
  appreciation (depreciation) in                  1,517        (55)      1,251             3         2,716
  fair value of investments

CONTRIBUTIONS                                       328        415         737           175         1,655
  Employer                                          587        747       1,354           357         3,045
  Employee                                      -------    -------    --------      --------      --------

                                                    915      1,162       2,091           532         4,700
      Total Contributions                       -------    -------    --------      --------      --------

                                                    209        532         211           187         1,139
TRANSFERS FROM OTHER QUALIFIED PLAN
                                                     33       (471)         93           345            --
TRANSFERS BETWEEN FUNDS

WITHDRAWALS                                        (333)      (647)       (648)         (101)       (1,729)
  Benefits paid
                                                    (22)       (26)       (152)           (8)         (208)
PLAN EXPENSES                                   -------    -------     -------      --------      --------

INCREASE (DECREASE) IN NET ASSETS                 2,475      1,023       3,141         1,114         7,753
  AVAILABLE FOR PLAN BENEFITS

NET ASSETS AVAILABLE FOR PLAN                     5,478      8,696      13,718         1,781        29,673
  BENEFITS AT BEGINNING OF YEAR                 -------    -------    --------      --------      --------


NET ASSETS AVAILABLE FOR PLAN                   $ 7,953    $ 9,719    $ 16,859      $  2,895      $ 37,426
  BENEFITS AT END OF YEAR                       =======    =======    ========      ========      ========

See notes to financial statements.





                                     -8-

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1993
                                  (In $000's)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting records of the Plan are maintained on the accrual basis. Investments are carried in the financial statements at market value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year; investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices. The difference between proceeds received and the cost of investments sold is recognized as realized gains (losses) in the statements of changes in net assets available for plan benefits. Cost is determined based on the average cost method for The Liberty Corporation stock, and the first-in, first-out basis for other investments. The net change in the aggregate current value of investments is reflected in the statements of net assets available for plan benefits as unrealized gains (losses).

         Reclassifications

         Certain 1992 amounts have been reclassified to conform to the 1993 presentation.

2.       DESCRIPTION OF THE PLAN

         The Plan was first offered to eligible employees beginning January, 1982. Effective July 1, 1985, the Plan was amended to include a provision for a "qualified cash or deferred arrangement" under Section 401(k) of the Internal Revenue Code, to provide for the merger and consolidation of the Cosmos Broadcasting Corporation Thrift and Investment Plan into the Company's Plan and to rename the Plan The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan. Any full-time employee of the Company or participating subsidiaries who is at least 21 years old and has completed one year of service is eligible to participate in the Plan. Subsidiaries of the Company presently participating in the Plan consist of Liberty Life Insurance Company, Special Services Corporation, Cosmos Broadcasting Corporation, Liberty Capital Advisors, Inc., Liberty Properties Group, Inc., Liberty Insurance Services Corporation, Liberty Investment Group, Inc., and Pierce National Life Insurance Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Administrative costs of the Plan incurred are paid either out of Plan assets or by the Company or its subsidiaries.

         Participation in the Plan is voluntary and eligible employees may elect to contribute up to a total of 13% of their compensation on either a pre-tax or after-tax basis, or a combination of both, through payroll deductions. Each participating employer makes matching contributions on pre-tax employee contributions of up to 3% of each employee participants' annual compensation. The matching percentage may be changed by resolution of the Board of Directors of a participating company, effective at the beginning of any plan year (January 1).

         The Plan is comprised of four separate funds with different investment alternatives. The Liberty Corporation Stock Fund ("Liberty Stock Fund") invests in the common stock of The Liberty Corporation. The Money Market Fund invests in certificates of deposit, government securities and other money market instruments. The Intermediate Bond Fund invests in intermediate term government and good quality corporate bonds with three year to seven year average maturity. The Common Stock Fund invests in common stock, or securities

                                      -9-
         convertible into common stock, other than The Liberty Corporation stock. Certain investments in the Money Market Fund and idle investments waiting to be invested in stock in The Liberty Corporation Stock Fund, Intermediate Bond Fund, and Common Stock Fund are invested in short-term investments.

         Employee participants may elect to invest their contributions in increments of 25% in any fund. Matching employer contributions will be invested in the same way as the employee's pre-tax contributions upon which they are based. At December 31, 1993, there were 1,975 active participants in the Plan of whom 1,153, 966, 669 and 1,435 were electing to invest, either wholly or partially, in the Liberty Stock Fund, Money Market Fund, Intermediate Bond Fund and Common Stock Fund, respectively.

         Amounts credited to a participant's employee account, either before tax or after tax, are fully vested at all times. Amounts credited to a participant's employer matching account vest based on the total number of years of service (as defined under the Plan) with the Company or its Related Employers:



                         Number of Years                        Percentage
                            of Service                          of Vesting
                        -----------------                       ----------
                        Less than 3 years                           ---
                                  3 years                           25%
                                  4 years                           50%
                                  5 years                           75%
                                  6 years                          100%

         All amounts credited to a participant's employee (before tax or after tax) and employer matching accounts are distributed without any forfeitures upon termination of employment due to a participant's death, total disability or retirement, or after a participant has completed six or more years of service.

         A participant who has completed less than six years of service and is terminated for any reason other than those mentioned above forfeits the non-vested amounts in his employer matching account. All amounts credited to the employee's account (before tax or after tax) and all vested amounts credited to the employer's matching account are distributable upon termination.

         The Plan allows participants to obtain loans, within stated limits, from the vested portion of their account balance. Repayment is required over a period not to exceed five years, unless the loan is used for the purchase of a principal residence. Interest is charged on outstanding loans at a rate determined by the plan administrator.


3.       INCOME TAX STATUS

         The Plan is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974. The Plan has received a determination letter from the Internal Revenue Service stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code, and is not subject to income taxation. The Plan is required to operate in conformity with the Internal Revenue Code to maintain its qualification. The Plan Committee is not aware of any course of action or events that have occurred that might adversely affect the Plan's qualified status.




                                      -10-

         Contributions made by a participant and a participating Company on or after July 1, 1985 which constitute employee before- tax contributions will not be currently taxable to participants when they are contributed to the Plan, assuming this part of the Plan constitutes a "qualified cash or deferred arrangement" within the meaning of section 401(k) of the Code. To constitute a "qualified cash or deferred arrangement," the ratio of contributions to compensation for highly compensated eligible employees must not exceed the ratio of contributions to compensation for the non-highly compensated eligible employees by more than certain percentages specified in section 401(k) and 401(m) of the Code. The Plan has represented that these percentage tests have been satisfied, and the above tax consequences relating to employee before tax contributions are based on the assumption that they are governed by the provisions of section 401(k).

         Participating Company matching contributions and investment earnings on all contributions are not taxable to a participant until these amounts are paid to the participant. The participating Company is entitled to a business expense deduction for its contributions.

         After-tax contributions (contributions not designated as employee before-tax contributions) made by a participant are not deductible by the participant in computing his federal taxable income.


4.       INVESTMENTS

                                                      Net Appreciation
                                                     (Depreciation) in             Fair Value
                                                         Fair Value                 At End of
                                                        During Year                   Year
                                                     -----------------             ----------

         Year ended December 31, 1993
         ----------------------------
         Fair value as determined by
         quoted market price
           Short-term investments                       $     ---                  $    5,956
           The Liberty Corporation
             common stock                                  (1,442)                      7,913
           Other common stock                               1,103                      16,661
           Convertible preferred stock                        ( 2)                         --
           U.S. Government and
             agency securities                                (42)                      9,300
                                                        ----------                 ----------
                                                        $    (383)                 $   39,830
                                                        ==========                 ==========


         Year ended December 31, 1992
         ----------------------------
         Fair value as determined by
         quoted market price
           Short-term investments                      $    ---                    $    6,776
           The Liberty Corporation
             common stock                                   1,517                       7,236
           Other common stock                               1,222                      13,304
           Convertible preferred stock                         29                         342
           U.S. Government and
             agency securities                                (52)                      7,457
                                                       ----------                  ----------
                                                       $    2,716                  $   35,115
                                                       ==========                  ==========



                                     -11-
                                     232

            The market value of individual investments that represent
            5 percent or more of the Plan's total assets are as follows:

                                                                 December 31,
                                                            1993             1992
                                                          --------         --------
            Wachovia Short-Term Investment Fund           $  5,956         $  5,976

            The Liberty Corporation Common Stock             7,913            7,236


5.          SOURCES OF CONTRIBUTIONS

            The sources of contributions for the two years ended December 31, 1993, consist of the following:

                                                            1993             1992
                                                          --------         --------
            Employer:
              The Liberty Corporation                     $     76         $     77
              Liberty Life Insurance Company                 1,232            1,191
              Cosmos Broadcasting Corporation                  486              305
              Special Services Corporation                       6                6
              Liberty Capital Advisors, Inc.                    13               11
              Liberty Properties Group, Inc.                    29               24
              Pierce National Life Insurance Co.                20                1
              Liberty Investment Group                          12                5
              Liberty Insurance Services                       178               35
                                                          --------         --------

                Total employer contributions                 2,052            1,655
                                                          --------         --------

            Employee:
              The Liberty Corporation                          141              129
              Liberty Life Insurance Company                 2,182            2,002
              Cosmos Broadcasting Corporation                  842              760
              Special Services Corporation                      11               11
              Liberty Capital Advisors, Inc.                    31               28
              Liberty Property Group                            56               50
              Pierce National Life Insurance Co.                38                3
              Liberty Investment Group                          19                9
              Liberty Insurance Services                       294               53
                                                          --------         --------

                Total employee contributions                 3,614            3,045
                                                          --------         --------

                Total contributions                       $  5,666         $  4,700
                                                          ========         ========

            Forfeitures of non-vested balances in employer accounts of $80 in 1993 and $55 in 1992 were used to reduce employer contributions. Additionally, amounts con-tributed by the employer during 1993 and 1992 included non-cash contributions of the Company's common stock which had a market value, at date of contribution, of $1,518 and $1,128, respectively. All other employer contributions were made in cash.





                                     -12-

6.    PRIORITIES ON TERMINATION OF PLAN

      In the event that the Plan is terminated, all expenses will be paid and the accounts of the affected participants will be proportionately adjusted to reflect such expenses and all contributions and withdrawals up to the date of termination. The Plan will then be revalued and each participant will be paid all amounts credited to his accounts. The accounts of all participants become fully vested as of the date of termination.

      An exception to this method of distribution at termination is made for the case in which termination is due to revocation of the Plan's exemption from income taxes under Section 401 of the Internal Revenue Code. In that case, all contributions, including those made by the employer, would be returned to the respective contributors.


7.    TRANSACTIONS WITH PARTIES-IN-INTEREST

      During the two years ended December 31, 1993, the Plan purchased and sold securities of parties-in-interest as summarized below:

                                                           1993                               1992
                                                 -------------------------         -------------------------
                                                 Shares or                         Shares or
                                                 Principal                         Principal
                                                   Amount           Cost             Amount           Cost
       (In $000's)                               ---------        --------         ---------        --------
       Common Stock of The Liberty
         Corporation:
           Purchases                               89,183         $  2,697            63,760        $  1,625
           Sales                                   19,007         $    438            31,026        $    646

       Short-term investments of Plan
         trustee (Wachovia Bank &
         Trust Co., N. A.):
           Purchases                               24,515         $ 24,515            26,458        $ 26,458
           Sales                                   24,535         $ 24,535            24,165        $ 24,165


      The Plan also received dividends of $159 in 1993 and $123 in 1992 from The Liberty Corporation, interest of $216 in 1993 and $198 in 1992 from a short-term investment fund sponsored by the Plan trustee.

      Liberty Capital Advisors, Inc., a subsidiary of The Liberty Corporation and a participating employer in the Plan, was given investment responsibility of the Money Market Fund effective January 1, 1988 and the Intermediate Bond Fund effective July 1, 1990. All expenses for services performed by Liberty Capital Advisors, Inc. were paid by the participating employers.





                                     -13-

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                          ASSETS HELD FOR INVESTMENTS
                               DECEMBER 31, 1993
                    (In $000's except number of shares data)

                                                                 Principal Amount
                    Name of Issuer and                           of Bonds & Notes,                Market
                    Title of Each Issue                          Number of Shares     Cost         Value
- ------------------------------------------------------------     ----------------  ---------    ---------
Short-Term Investments
  Wachovia Short-Term Investment Fund                            $  5,956         $   5,956      $  5,956
                                                                                   ---------    ---------

      Total Short-Term Investments                                                    5,956         5,956

Common Stocks
  The Liberty Corporation Common Stock                            326,326             7,611         7,913

  Other Common Stocks
    Emerging Mkts Infrastructure                                   10,000               142           160
    Rockwell Intl Corp.                                             5,500               200           204
    Chrysler Corp.                                                  6,000               259           320
    General Mtrs. Corp.                                             5,500               259           302
    General Mtrs Corp.                                              3,500               132           137
    Banc One Corp.                                                  8,750               314           342
    Citicorp                                                        5,500               204           203
    NationsBank                                                     6,000               286           294
    Wells Fargo & Co.                                               3,300               331           427
    Pepsico Inc.                                                   10,000               315           409
    Alliedsignal Inc.                                               3,500               224           277
    Hercules Inc.                                                   3,000               247           341
    First Data Corp.                                                5,000               127           204
    Gillette Co.                                                    5,000               188           298
    Procter & Gamble Co.                                            3,500               205           200
    Abbott Labs                                                    13,500               401           400
    Blockbuster Entmt                                              15,000               215           459
    King World Prodtns Inc.                                         6,000               160           230
    Mattel Inc.                                                    14,000               240           387
    Federal Natl Mgt Assn.                                          5,500               249           432
    Merrill Lynch & Co. Inc.                                        4,400               169           185
    Schwab Charles Corp.                                            4,000               126           129
    McDonalds Corp.                                                 6,000               187           342
    Newell Co.                                                      7,000               269           282
    American Intl Group Inc.                                        3,750               223           329
    Capital Hldg Corp.                                              9,000               330           334
    Chubb Corp.                                                     4,000               369           312
    General Re Corp.                                                2,000               116           214
    Torchmark Corp.                                                 5,000               168           225
    Varity Corp                                                     7,000               269           313
    Columbia Healthcare Corporation                                12,000               355           398
    Johnson & Johnson                                               7,000               276           314
    Price / Costco Inc.                                            16,000               274           308
    Amerada Hess Corp.                                              5,500               295           248
    Tenneco Inc.                                                    6,000               279           316
    Tosco Corp.                                                     6,000               184           175
    Dow Jones & Co. Inc.                                           12,500               394           447
    Conrail Inc.                                                    4,700               246           314
    Southern Pacific Rail Corp.                                     6,500               126           128
    Musicland Stores Corp.                                          5,000                93           104
    Goodyear Tire & Rubber Co.                                      7,000               242           320
    Caesars World Inc.                                              6,000               209           320
    Telefonos De Mexico L Adr                                       6,500               245           439
    Tele Communications Inc.                                        9,000               260           272
    Foamex Intl Inc.                                               10,000               150           170
    Chrysler Corp.                                                  4,400               168           234
    Ford Motor Co Del                                               2,300               142           148
    General Mtrs Corp.                                              1,500                73            82
    Citicorp                                                        4,800               175           177
    Fleet Financial Group Inc.                                      4,900               151           164
    Compaq Computer Corp.                                           1,300                65            96
    Hewlett Packard Co.                                             1,000                82            79
    Silicon Graphics Inc.                                           4,000                73            99
    Wellfleet Communications Inc.                                     800                46            52
    First Data Corp.                                                2,300                89            94
    Microsoft Corp.                                                 1,850               159           149
    Novell Inc                                                      2,500                70            52
    Oracle Sys Corp.                                                1,500                45            43
    Foster Wheeler Corp.                                            2,100                54            70
    Wheelabrator Technologies Inc.                                  7,200               117           128
    Alza Corp.                                                      3,200               117            90
    United Healthcare Corp.                                         1,000                78            76

                                     -14-
                                     235

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                          ASSETS HELD FOR INVESTMENTS
                               DECEMBER 31, 1993
                    (In $000's except number of shares data)

                                                                              Principal Amount
                    Name of Issuer and                                        of Bonds & Notes                            Market
                    Title of Each Issue                                       Number of Shares            Cost            Value
- ------------------------------------------------------------                 -----------------          ---------       --------
    General Instr Corp.                                                                2,500                  145            141
     Intel Corp.                                                                       1,800                   96            111
     Scientific Atlanta Inc.                                                           2,300                   57             77
     Gtech Hldgs Corp.                                                                 2,100                   76             69
     Waste Mgmt Intl Plc                                                               6,200                  133            109
     American Express Co.                                                              4,200                  140            130
     Merrill Lynch & Co. Inc.                                                          1,500                   69             63
     SCI System Inc.                                                                   3,400                   45             60
     Beverly Enterprises, Inc.                                                         5,000                   67             66
     Chiron Corp.                                                                      1,400                  111            117
     Columbia Healthcare Corporation                                                   4,105                  112            136
     Genzyme Corp.                                                                     3,200                  106             88
     HCA Hosp Corp. Amer                                                                 900                   26             31
     Healthtrust Inc.                                                                  4,900                   99            130
     Value Health Inc.                                                                 1,400                   50             44
     Ventritex Inc.                                                                    1,600                   57             62
     Newmont Mining Corp.                                                              3,200                  170            184
     Ashland Oil Inc.                                                                  2,400                   81             82
     Oryx Energy Co.                                                                   4,000                   86             69
     Compusa Inc.                                                                      2,200                   63             44
     Genentech Inc.                                                                    1,000                   43             51
                                                                                                        ---------       --------

      Total Other Common Stock                                                                             14,088         16,661


Securities of United States Goverment & Agencies

  United States Treasury Notes 4.625% due 08/15/1995                                     500                  498            504
  United States Treasury Notes 4.25% due 07/31/1995                                      750                  750            752
  United States Treasury Notes 3.875% due 10/31/1995                                     500                  498            498
  United States Treasury Notes 4.25% due 12/31/1995                                      250                  250            250
  United States Treasury Notes 7.375% due 05/15/1996                                     750                  780            800
  United States Treasury Notes 7.00% due 01/15/1994                                      500                  490            500
  United States Treasury Notes 7% due 04/15/1994                                         500                  493            505
  United States Treasury Notes 7.50% due 01/31/1996                                    1,000                1,051          1,063
  Federal Home Loan Banks 7.875% due 03/27/1995                                          500                  503            524
  Federal Home Loan Banks 5.00% due 10/25/1995                                         1,000                  998          1,014
  United States Treasury Notes 4.375% due 08/15/1996                                     250                  250            250
  United States Treasury Notes 4.375% due 11/15/1996                                     500                  499            498
  United States Treasury Notes 7% due 04/15/1994                                         300                  295            303
  Federal Home Loan Banks 6.85% due 02/25/1997                                           250                  259            265
  Federal National Mortgage Assn 6.10% due 02/10/2000                                    500                  516            513
  Tennessee Valley Authority 6.50% due 01/15/1999                                        200                  194            208
  Federal Home Loan Mortgage Corp 7.00% due 05/15/2020                                   300                  287            311
  Federal Home Loan Mortgage Corp 7.00% due 04/15/2002                                   400                  417            410
  Federal National Mortgage Assn Gtd 7.00% due 08/25/2005                                127                  121            132
                                                                                                        ---------       --------

    Total Securities of United States Government & Agencies                                                 9,149          9,300

      Total Investments                                                                                 $  36,804       $ 39,830
                                                                                                        =========       ========






                                     -15-
                                     236

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF
                                  PLAN ASSETS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                   (In $000's, except number of shares data)


Category (3) - series of securities transactions
- ------------------------------------------------

                                                                                      Purchase      Sales     Expenses
      Party Involved                         Description of Assets                      Price       Price     Incurred
- --------------------------   -----------------------------------------------------   ---------    --------  -------------
Wachovia Bank & Trust Co.    Wachovia Short-Term Investment Fund -
                               $24,515 principal amount, various interest rates       $ 24,515    $    ---    $    ---


Wachovia Bank & Trust Co.    Wachovia Short-Term Investment Fund -
                               $24,535 principal amount, various interest rates       $    ---    $ 24,535    $    ---


The Liberty Corporation      The Liberty Corporation Common Stock - 89,183 shares     $  2,697    $    ---    $    ---

The Liberty Corporation      The Liberty Corporation Common Stock - 19,007 shares     $    ---    $    566    $    ---


                                                                                                   Value on     Realized
                                                                                                  Transaction    Gain
      Party Involved                           Description of Assets                   Cost           Date      (Loss)
- --------------------------   -----------------------------------------------------   ---------    -----------  ----------
Wachovia Bank & Trust Co.    Wachovia Short-Term Investment Fund -
                               $24,515 principal amount, various interest rates       $ 24,515    $ 24,515    $    ---


Wachovia Bank & Trust Co.    Wachovia Short-Term Investment Fund -
                               $24,535 principal amount, various interest rates       $ 24,535    $ 24,535    $    ---


The Liberty Corporation      The Liberty Corporation Common Stock - 89,183 shares     $  2,697    $  2,697    $    ---


The Liberty Corporation      The Liberty Corporation Common Stock - 19,007 shares     $    438    $    ---    $    128


There were no category (i), (ii) or (iv) transactions during 1993

                                     -16-
                                      237